Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105397, 333-105398, and 333-65332 on Form S-8 of Axiall Corporation (formerly, Georgia Gulf Corporation) of our report dated June 17, 2013, appearing in this Annual Report on Form 11-K of Axiall Corporation 401(k) Retirement Savings Plan (formerly, Georgia Gulf Corporation 401(k) Retirement Savings Plan) for the year ended December 31, 2012.

/s/ Babush, Neiman, Kornman & Johnson, LLP

Atlanta, GA

June 17, 2013